Exhibit 5.1

November 21, 2025

TechPrecision Corporation

1 Bella Drive

Westminster, Massachusetts 01473

RE: TechPrecision Corporation, a Delaware corporation

Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to TechPrecision Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (“SEC”) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the selling stockholders named in the Registration Statement under “Selling Stockholders” (the “Selling Stockholders”) of up to 60,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) that were issued pursuant to those certain agreements (the “Agreements”) between the Company and each of the Selling Stockholders dated as of September 26, 2025. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)	the Registration Statement, including the exhibits being filed therewith; and

(b)           the Agreements, including the representations and warranties of the parties contained therein.

In addition, we have examined and relied upon the following:

(i)            (A) true and correct copies of the certificate of incorporation and the bylaws of the Company, each as in effect on the date hereof and as amended, supplemented or modified to date (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing (1) the issuance of the Shares by the Company; (2) the execution, delivery and performance of the Agreements and (3) the filing of the Registration Statement by the Company;

(ii)            originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

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“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinion

For all purposes of the opinion expressed herein, we have assumed, without independent investigation, the following:

(a)            Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof; (ii) representations of the Company set forth in the Agreements; (iii) representations made by the Selling Stockholders in the Agreements and (iv) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)           Signatures. The signatures of individuals who have signed the Agreements are genuine and authorized.

(c)           Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)           Power, Authority and Legal Capacity of Certain Parties. All parties to the Agreements have the capacity and full power and authority to execute, deliver and perform the Agreements, and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who signed the Agreements have the legal capacity to execute such Agreements.

(e)           Execution and Delivery of the Agreements. The Agreements and the documents required or permitted to be delivered thereunder have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f)            Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(g)           No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares as contemplated by the Registration Statement and the Agreements. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Agreements.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinion

The opinion set forth above are subject to the following qualifications and limitations:

(a)           Applicable Law. Our opinion is limited to Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinion is based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement this opinion subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP

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